Exhibit 99.1

Contact: Holly Schoenfeldt Director of Marketing 210.308.1268 hschoenfeldt@usfunds.com

For Immediate Release

U.S. Global Investors Reports Results for the Third Quarter of 2025 Fiscal Year, Initiates Strategy to Increase Its Investment in the Bitcoin Ecosystem

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SAN ANTONIO–May 8, 2025– U.S. Global Investors, Inc. (NASDAQ: GROW) (the "Company"), a registered investment advisory firm1 with longstanding experience in global markets and specialized sectors, today reported operating revenues of $2.1 million and a net loss of $382,000, or $0.03 per share, for the quarter ended March 31, 2025.

As of March 31, 2025, total assets under management (AUM) were approximately $1.2 billion, compared to approximately $1.5 billion at December 31, 2024.

“Stock valuations underwent extraordinary pressure and volatility in the March quarter as the new administration’s high-tariff trade policies rattled global markets,” says Frank Holmes, the Company’s CEO and chief investment officer. “We’re proud to offer strategies that have historically helped investors preserve their wealth in times of great financial and economic uncertainty, such as gold mining equities and tax-free municipal bonds. I believe gold is in a secular bull market, especially with Basel III, set to go into effect in July of this year, validating the precious metal as a Tier 1 asset.”

The Company’s shareholder yield as of March 31, 2025, was 10.5%, more than double the yield on the five-year and 10-year Treasury bonds on the same trading day.2

Company Increasing Its Investment in Bitcoin and HIVE

Mr. Holmes discusses the Company’s strategy to increase its investment in Bitcoin and HIVE Digital Technologies (NASDAQ: HIVE) (“HIVE”):

“The Company is now maintaining Bitcoin exposure on its balance sheet through two strategies, reflecting what we see as a favorable shift in the U.S. regulatory environment toward digital assets. Spot Bitcoin ETFs have seen tremendous success since launching in January 2024. BlackRock’s Bitcoin ETF, for instance, holds the record for fastest growth to $10 billion and $50 billion in assets under management (AUM).3 Each month, the Company plans to gain exposure to Bitcoin; separately, we plan to accumulate common shares in HIVE as our HIVE notes mature, as we continue to believe HIVE remains significantly undervalued.”

WAR Positioned to Benefit Amid Rising Geopolitical Risk

The Company’s newest smart beta 2.0 ETF, the U.S. Global Technology and Aerospace & Defense ETF (NYSE: WAR), continues to gain traction since its December 2024 launch. WAR provides investors with exposure to companies advancing electronic warfare, artificial intelligence (AI) and global security infrastructure.

1 Registration does not imply a certain level of skill or training.

2 The Company calculates shareholder yield by adding the percentage of change in shares outstanding to the dividend yield for the 12 months ending March 31, 2025. The Company did not have debt; therefore, no debt reduction was included.

3 Roy, S. (2025, January 10). Spot Bitcoin ETFs' groundbreaking first year: A look back. ETF.com. https://www.etf.com/sections/features/spot-bitcoin-etfs-groundbreaking-first-year-look-back

“Year-to-date through the end of April, WAR has performed well against the market as investors react to the ongoing conflicts in Ukraine and Israel. Global defense spending rose to a record $2.7 trillion in 2024, marking the steepest year-to-year increase since 1988, according to the Stockholm International Peace Research Institute (SIPRI),”4 says Mr. Holmes. “Expenditures rose in all five regions SIPRI tracks—the Americas, Europe, Asia and Oceania, the Middle East and Africa—as tensions escalated worldwide.”

Basel III Legitimizes Gold as a Safe Haven Asset

Gold set multiple all-time high prices in the first three months of 2025. Global demand reached a new record of nearly 5,000 metric tons in 2024, according to the World Gold Council (WGC), driven mainly by ongoing purchases by central banks.5

“We’re thrilled to see gold break through $3,500 an ounce for the first time ever. During the pandemic, I told CNBC that I thought gold could hit $4,000 on looser monetary policy.6 I now believe the metal could climb as high as $6,000 an ounce, especially with the U.S. set to adopt Basel III rules in July of this year, recognizing gold as a Tier 1 asset and likely fueling even greater institutional demand. A Tier 1 asset is one that’s deemed highly liquid, stable and relatively low-risk,”7 says Mr. Holmes. “We believe this validation could bode well for our gold equity funds, including the U.S. Global GO GOLD and Precious Metal Miners ETF (NYSE: GOAU), which is designed to capture the upside potential of high-quality gold producers and royalty companies. We expect the combination of sustained central bank buying and heightened geopolitical risks to continue supporting gold prices—and by extension, the performance of gold mining equities—in the months ahead.”

Retail Investors Appear to Be Missing Out on the Historic Gold Rally

“We note a conundrum in the gold market, however,” Mr. Holmes points out. “Despite this historic gold rally, many investors appear to be missing out. According to Callum Thomas, founder of Topdown Charts, gold currently makes up less than 2% of the average investor portfolio.8

4 Liang, X., Tian, N., Lopes da Silva, D., Scarazzato, L., Karim, Z. A., & Guiberteau Ricard, J. (2025, April). Trends in world military expenditure, 2024 (SIPRI Fact Sheet). Stockholm International Peace Research Institute. https://www.sipri.org/publications/2025/sipri-fact-sheets/trends-world-military-expenditure-2024

5 World Gold Council. (2025, February 5). Gold demand trends: Full year 2024. https://www.gold.org/goldhub/research/gold-demand-trends/gold-demand-trends-full-year-2024

6 Tan, W. (2020, August 10). The gold rally could forge ahead to $4,000, but analyst says two events could turn its fortunes. CNBC. https://www.cnbc.com/2020/08/10/gold-prices-amid-coronavirus-pandemic-and-us-elections.html

7 Mills, R. (2025, April 20). Is Basel III setting up a new gold-backed monetary system? Mining.com. https://www.mining.com/is-basel-iii-setting-up-a-new-gold-backed-monetary-system

8 Thomas, C. (2025, March 31). Gold market chartbook – March 2025. Topdown Charts. https://gold.topdowncharts.com/p/gold-market-chartbook-march-2025

“Even more surprising, the world’s largest gold mining equity ETFs have recorded sustained outflows, despite the sharp rise in gold prices. At the same time, gold miners are gaining broader recognition—about a dozen gold mining stocks are now featured in the IBD 50, Investor’s Business Daily’s flagship screen of growth stocks.9 I’ve long recommended a 10% portfolio allocation to gold, split evenly between physical gold and high-quality gold mining stocks, mutual funds or ETFs. Regular rebalancing is essential to maintain this target.”

Smart Beta 2.0 TRIP ETF Adopts Active Management

The Travel UCITS ETF (TRIP), managed by the Company in partnership with HANetf, has recently undergone some exciting updates. Effective May 7, 2025, TRIP is now known as the U.S. Global Investors Travel UCITS ETF. In addition, TRIP has transitioned to an actively managed strategy, allowing the investment team to take a more hands-on approach in identifying attractive opportunities within the global travel sector. The ETF has also sharpened its focus on the airline industry, which now represents the fund’s largest allocation. While it continues to invest in hotels, cruise lines and other travel-related services, the primary emphasis is now on airlines that exhibit operational efficiency and strong growth potential. This new focus complements the U.S. Global Jets ETF (NYSE: JETS), the Company’s largest fund.

“TRIP harnesses the innovative smart beta 2.0 framework to capitalize on a permanent paradigm shift in global travel,” comments Mr. Holmes. “Since the pandemic, travel has transitioned from cyclical patterns to sustained, secular growth, driven by remote work, digital nomadism and a shift towards experience over possessions. By actively managing TRIP, we can more nimbly align the portfolio with market opportunities while still capturing the broader upside of global tourism.”

Shareholder Value Initiatives

The Company’s Board of Directors (the “Board”) approved payment of a $0.0075 per share per month dividend beginning in April 2025 and continuing through June 2025. The remaining payment dates will be May 27 and June 30 for record dates of May 12 and June 16.

The Company maintains a share repurchase program, authorized by the Board, allowing for the annual purchase of up to $5 million of its outstanding common shares on the open market, as market and business conditions permit. The program has been in place since December 2012 and has been renewed each calendar year by the Board. During the 12-month period ended March 31, 2025, the Company repurchased 784,466 shares, an increase of approximately 12% compared to the same period in 2024 and 114% more than the number of shares repurchased in 2023.

9 DeTar, J. (2025, May 7). Gold rush in stock market isn't over yet: Check out names added to IBD 50, Big Cap 20, more. Investor's Business Daily. https://www.investors.com/research/gold-rush-in-stock-market-isnt-over-yet-check-out-names-added-to-ibd-50-big-cap-20-more/

Strong Liquidity Position

As of March 31, 2025, the Company reported approximately $26.3 million in cash and cash equivalents, providing substantial flexibility for future opportunities and obligations.

Tune In to the Earnings Webcast

The Company has scheduled a webcast for 7:30 a.m. Central time on Friday, May 9, where Mr. Holmes will be joined by CFO Lisa Callicotte and Director of Marketing Holly Schoenfeldt to discuss financial results. To register for the webcast, click here, or visit www.usfunds.com for more information.

Selected Financial Data (unaudited): (dollars in thousands, except per share data)

	Three months ended
	3/31/2025	3/31/2024
Operating Revenues	$2,103	$2,593
Operating Expenses	2,996	3,081
Operating Income (Loss)	(893)	(488)

Total Other Income (Loss)	648	528
Income (Loss) Before Income Taxes	(245)	40

Income Tax Expense (Benefit)	137	75
Net Income (Loss)	$(382)	$(35)

Net Income (Loss) Per Share (Basic and Diluted)	$(0.03)	$0.00

Avg. Common Shares Outstanding (Basic)	13,023,636	14,077,042
Avg. Common Shares Outstanding (Diluted)	13,024,441	14,077,042

Avg. Assets Under Management (Billions)	$1.4	$1.8

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About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 50 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the Company provides investment management and other services to U.S. Global Investors Funds and U.S. Global ETFs.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements,” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the Company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the Company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Please carefully consider a fund’s investment objectives, risks, charges and expenses. For this and other important information, obtain a statutory and summary prospectus for WAR and GOAU by clicking here and here. Read it carefully before investing.

Foreside Fund Services, LLC, Distributor. U.S. Global Investors is the investment adviser. JETS, GOAU and WAR are distributed by Quasar Distributors, LLC. U.S. Global Investors is the investment adviser to JETS, GOAU and WAR. Foreside Fund Services, LLC and Quasar Distributors, LLC are affiliated.

Investing involves risk including the possible loss of principal. Shares of any ETF are bought and sold at market price (not NAV), may trade at a discount or premium to NAV and are not individually redeemed from the fund. Brokerage commissions will reduce returns. Because the fund concentrates its investments in specific industries, the fund may be subject to greater risks and fluctuations than a portfolio representing a broader range of industries. The fund is non-diversified, meaning it may concentrate more of its assets in a smaller number of issuers than a diversified fund. The fund invests in foreign securities which involve greater volatility and political, economic and currency risks and differences in accounting methods. These risks are greater for investments in emerging markets. The fund may invest in the securities of smaller-capitalization companies, which may be more volatile than funds that invest in larger, more established companies.

Airline Companies may be adversely affected by a downturn in economic conditions that can result in decreased demand for air travel and may also be significantly affected by changes in fuel prices, labor relations and insurance costs.

Gold, precious metals, and precious minerals funds may be susceptible to adverse economic, political or regulatory developments due to concentrating in a single theme. The prices of gold, precious metals, and precious minerals are subject to substantial price fluctuations over short periods of time and may be affected by unpredicted international monetary and political policies. We suggest investing no more than 5% to 10% of your portfolio in these sectors.

WAR is actively-managed and there is no guarantee the investment objective will be met. The fund is new and has a limited operating history to evaluate. The Fund is non-diversified, meaning it may concentrate its assets in fewer individual holdings than a diversified fund.

WAR’s concentration in the securities of a particular industry namely Aerospace and Defense, Cybersecurity and Semi-conductor industries as well as geographic concentration may cause it to be more susceptible to greater fluctuations in share price and volatility due to adverse events that affect the Fund’s investments.

Aerospace and Defense companies are subject to numerous risks, including fierce competition, adverse political, economic and governmental developments, substantial research and development costs. Aerospace and defense companies rely heavily on the U.S. Government, political support and demand for their products and services.

Companies in the cybersecurity field face intense competition, both domestically and internationally, which may have an adverse effect on profit margins. The products of cybersecurity companies may face obsolescence due to rapid technological development. Companies in the cybersecurity field are heavily dependent on patent and intellectual property rights.

Competitive pressures may have a significant effect on the financial condition of semiconductor companies and may become increasingly subject to aggressive pricing, which hampers profitability. Semiconductor companies typically face high capital costs and can be highly cyclical, which may cause the operating results to vary significantly. The stock prices of companies in the semiconductor sector have been and likely will continue to be extremely volatile.

Investments in the securities of non-U.S. issuers may subject the Fund to more volatility and less liquidity due to currency fluctuations, political instability, economic and geographic events. Emerging markets may pose additional risks and be more volatile due to less information, limited government oversight and lack of uniform standards.

Frank Holmes serves as Executive Chairman of the Board of Directors of HIVE Digital Technologies. Both Mr. Holmes and U.S. Global Investors owned HIVE shares as of March 31, 2025. Cryptocurrencies, including Bitcoin and other digital assets, are highly speculative investments and involve a significant degree of risk. Their prices have historically been extremely volatile and are expected to remain so in the future. Investors should be aware that the value of cryptocurrencies may fluctuate widely within short periods and could result in substantial losses. Past performance is not indicative of future results, and there is no assurance that any cryptocurrency will maintain its value or achieve its objectives.

The IBD 50 is a weekly, computer-generated stock index published by Investor’s Business Daily (IBD) that identifies the top 50 growth stocks based on fundamental and technical indicators.

Smart beta 2.0 combines the benefits of passive investing and the advantages of active investing strategies.

All opinions expressed and data provided are subject to change without notice. Some of these opinions may not be appropriate to every investor.